Exhibit 10.4

Wei Chen

Lili He

Hangzhou Ali Venture Capital Co., Ltd.

Zhejiang BEST Technology Co., Ltd.

AND

Hangzhou BEST Network Technologies Co., Ltd.

AMENDED AND RESTATED

EQUITY PLEDGE AGREEMENT

FOR

HANGZHOU BEST NETWORK TECHNOLOGIES CO., LTD.

June 21, 2017

AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT

This Amended and Restated Equity Pledge Agreement (this “Agreement”) is entered into as of June 21, 2017 in Hangzhou, Zhejiang Province, the People’s Republic of China by and among the following Parties:

1.      Wei Chen
Address:

ID No.:

2.      Lili He
Address:

ID No.:

3.      Hangzhou Ali Venture Capital Co., Ltd.
Registered address: Room 301, 3/F, Building 1, 699 Wangshang Road, Binjiang District, Hangzhou
Legal representative: Yong Zhang

(Wei Chen, Lili He and Hangzhou Ali Venture Capital Co., Ltd. shall hereinafter be referred to individually as a “Pledgor”, or collectively as the “Pledgors”);

4.      Zhejiang BEST Technology Co., Ltd.  (the “Pledgee”)
Registered address: Room 307, 3/F, 3850 Jiangnan Avenue, Binjiang District, Hangzhou
Legal representative: Shao-Ning Johnny Chou

5.        Hangzhou BEST Network Technologies Co., Ltd. (the “Company”)
Registered address: Commercial Unit 16-17, Chang Jiang Xi Yuan, Binjiang District, Hangzhou
Legal representative: Wei Chen

(In this Agreement, each of aforesaid parties shall be referred to individually as a “Party” or collectively as the “Parties”.)

WHEREAS:

1.              Pledgors are the registered shareholders of the Company and own all the equity of the Company in accordance with law (the “Company Equity “).  Their respective capital contributions to and ownership percentages in the Registered Capital of the Company as of the date hereof are set forth in Schedule 1.

2.              Pursuant to the Amended and Restated Exclusive Call Option Agreement entered into by the Parties hereto and Best Logistics Technologies Limited  (a company established and existing pursuant to the laws of Cayman Islands, the “Cayman Company”) as of June 21, 2017 (the “Option Agreement”), the Pledgors shall, to the extent permitted by the PRC Laws, transfer at the Pledgee’s request all or part of their equity interest in the Company to the Pledgee and/or any other entities or individuals designated by the Pledgee.

3.              Pursuant to the Amended and Restated Shareholders’ Voting Rights Proxy Agreement entered into by the Parties hereto and the Cayman Company as of June 21, 2017 (the “Voting Rights Proxy Agreement”), the Pledgors have irrevocably granted a general proxy to the then designee of the Pledgee as approved by the Cayman Company to exercise on behalf of the Pledgors all of their shareholder voting rights at the Company.

4.              Pursuant to the Amended and Restated Exclusive Technical Services Agreement entered into by the Company and the Pledgee as of June 21, 2017 (the “Services Agreement”), the Company shall on an exclusive basis engage the Pledgee to provide it with relevant technical services and agrees to pay corresponding service fees to the Pledgee for such technical services.

5.            Pursuant to the Loan Agreement entered into by the Pledgee, Wei Chen and Lili He on October 12, 2011 and the Loan Agreement entered into by the Pledgee and Hangzhou Ali Venture Capital Co., Ltd. on February 15, 2015 (collectively the “Loan Agreements”), Wei Chen and Lili He acknowledge that the loan from the Pledgee shall be applied towards the purchase of equity interests in the Company and the capital increase of the Company, and Hangzhou Ali Venture Capital Co., Ltd. acknowledges that the loan from the Pledgee shall be applied towards the subscription of the capital increase of the Company.

6.              As collateral for the Pledgor’s performance of the Contractual Obligations (as defined below) and their satisfaction of the Secured Indebtedness (as defined below), the Pledgors have agreed to pledge with the Pledgee all of the Company Equity held by them and grant a first ranking pledge to the Pledgee, and the Company has agreed to such equity pledge arrangement.

NOW, THEREFORE, upon mutual consultations, the Parties agree as follows:

Section 1              Definitions

1.1           Unless otherwise required by the context, the terms below shall have the following meanings under this Agreement:

“Contractual Obligations” means all contractual obligations of the Pledgors or the Company under the Transaction Documents.

“Secured Indebtedness” means all direct, indirect and derivative losses and loss of anticipatable benefits suffered by the Pledgee as a result of any Event of Default (as defined below) on the part of the Pledgors and/or the Company, the basis of the amount of which losses shall include without limitation reasonable business plans and profit forecasts of the Pledgee, service fees payable by the Pledgors under the Services Agreement, and all expenses incurred by the Pledgee in connection with the enforcement for the Pledgors’ and/or the Company’s performance of their Contractual Obligations; The amount of such losses shall, to the extent permitted by the PRC Laws, be determined by the Pledgee at its sole discretion, which determination shall be binding on the Pledgors.

“Transaction Documents” mean the Option Agreement, the Voting Rights Proxy Agreement, the Services Agreement and the Loan Agreements.

“Event of Default” means the breach by any Pledgor or the Company of any of its Contractual Obligations under the Transaction Documents;  any representations and warranties or other information provided by the Pledgors and the Company to the Pledgee under the Transaction Documents being or being found untrue or misleading in any material aspect; or any provision of the Transaction Documents becoming invalid or unenforceable due to changes in the PRC laws and regulations, promulgation of new PRC laws and regulations or any other reasons, with no alternative arrangement being reached by the Parties.

“Pledged Equity Interests” means all of the Company Equity lawfully owned by the Pledgors as of effectiveness of this Agreement to be pledged to the Pledgee in accordance the terms hereof (details on the respective Pledged Equity Interests of each Pledgor are set forth under Schedule 1) as security for the performance of the Contractual Obligations by the Pledgors and the Company, as well as the capital increases and dividends referenced in Sections 2.6 and 2.7 hereof.

“PRC Laws” means the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and any other binding normative documents then in effect of the People’s Republic of China.

1.2           In this Agreement, reference to any PRC Laws shall be deemed to also include (1) a reference to such PRC Laws as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and (2) a reference to any other decisions, circulars or rules made in accordance therewith or effective as a result thereof.

1.3           Unless otherwise provided in the context hereunder, reference to all articles, sections, paragraphs and clauses means the corresponding articles, sections, paragraphs and clauses of this Agreement.

Section 2     Pledge of Equity Interests

2.1           As security for the satisfaction of the Secured Indebtedness, the Pledgors hereby agree to pledge to the Pledgee in accordance with this Agreement the Pledged Equity Interests, being equity interests which are lawfully owned by them and which they have the right to dispose of. The Company hereby agrees to the pledging by the Pledgors of said Pledged Equity Interests to the Pledgee pursuant to this Agreement.

2.2           The Pledgors covenant to assume the responsibility of recording the equity interests pledge arrangement under this Agreement (the “Equity Interests Pledge”) in the shareholder register of the Company on the date hereof.  The Pledgors further covenant to use their best efforts and take all necessary measures to complete as soon as possible the pledge registration with the relevant administration of industry and commerce in connection with the Equity Interests Pledge hereunder.

2.3           During the term of this Agreement, the Pledgee shall not be held liable for any decrease in the value of the Pledged Equity Interests, and the Pledgors shall have no right to seek recourse in whatever form or make any demand against the Pledgee for such decrease, unless such decrease arises as a result of the Pledgee’s willful misconduct or of the Pledgee’s gross negligence which has a direct causal link with the result.

2.4           Subject to Section 2.3, if there is any likelihood of a manifest decrease in the value of the Pledged Equity Interests sufficient to prejudice the rights of the Pledgee, the Pledgee may at any time dispose of the Pledged Equity Interest on behalf of the Pledgors through an auction or sale and will, depending on the agreement with the Pledgors, either apply such auction or sale proceeds towards early repayment of the Secured Indebtedness or deposit such proceeds with the notary office at the Pledgee’s location( with all expenses arising from such deposit to be assumed by the Pledgors). In addition, at the request of the Pledgee, the Pledgors shall also provide other assets as security for the Secured Indebtedness.

2.5           Upon the occurrence of any Event of Default, the Pledgee shall have the right to dispose of the Pledged Equity Interests by means of the methods specified under Section 4 hereof.

2.6           The Pledgors may effect a capital increase of the Company solely upon  prior  consent of the Pledgee.  Any increase in its capital contribution  to the registered capital of the Company as a result of a capital increase of the Company shall also constitute part of the Pledged Equity Interests and relevant  equity pledge registration procedures shall be handled as soon as possible.

2.7           The Pledgors may receive any dividend or bonus in respect of the Pledged Equity Interests soley upon prior written consent of the Pledgee. Any dividend or bonus received by the Pledgors in respect of the Pledged Equity Interests shall be deposited into an account designated by the Pledgee, shall be subject to the supervision of the Pledgee and shall first be applied towards repayment of the Secured Indebtedness.

2.8           Upon the occurrence of any Event of Default, the Pledgee shall have the right to dispose of any Pledged Equity Interest of any Pledgor pursuant to the provisions of this Agreement.

Section 3     Release of Pledge

3.1           Upon full and complete performance of all Contractual Obligations and repayment of all Secured Indebtedness by the Pledgors and the Company, the Pledgee shall, at the request of the Pledgors, release the Equity Interests Pledge hereunder as soon as reasonably practical, and shall cooperate with the Pledgors to deregister the Equity Interests Pledge in the shareholder register of the Company and deregister the pledge with the relevant administration of industry and commerce; reasonable expenses incurred in connection with such release of the Equity Interests Pledge shall be assumed by the Pledgee.

Section 4     Disposal of the Pledged Equity Interests

4.1           The Parties hereby agree that upon the occurrence of any Event of Default the Pledgee shall have the right to exercise, upon written notice to the Pledgors, all default remedy  rights and powers available to it under the PRC Laws, the Transaction Documents and this Agreement, including without limitation:

4.1.1                             To the extent permitted by the PRC Laws, at the Pledgee’s request, the Pledgors shall transfer, without prejudice to the Option Agreement, all or part of the Pledged Equity Interests held by the Pledgors in the Company to the Pledgee and/or any other entities or individuals designated by it  at the price specified under the Option Agreement;

4.1.2                             Without prejudice to the Transaction Documents, the Pledged Equity Interests shall be disposed of through an auction or discount sale, and the disposal proceeds shall be applied on a priority basis in favour of the Pledgee;

4.1.3                             Subject to compliance with the PRC Laws, the Pledged Equity Interests shall be  disposed of by means of such other method as may be agreed upon by the Pledgors and the Pledgee.

The Pledgee shall not be held liable for any losses arising from its reasonable exercise of its such rights or powers.

4.2           The Pledgee shall have the right to appoint in writing an attorney or any other agent who shall exercise on its behalf any and all of its aforesaid rights and powers; and the Pledgors or the Company shall raise no objection thereto.

4.3           The Pledgee shall have the right to truthfully deduct any reasonable expenses incurred by it in connection with the exercise of any or all aforesaid rights and powers from the proceeds received as a result of its exercise of the rights and powers.

4.4           The proceeds received by the Pledgee as a result of its exercise of its rights and powers shall be applied in the following order:

1.                     to pay all expenses incurred in connection with the disposal of the Pledged Equity Interests and the Pledgee’s exercise of its rights and powers ( including the fees of the attorney and agent(s) of the Pledgee);

2.                     to pay all taxes payable due to the disposal of the Pledged Equity Interests; and

3.                     to repay the Secured Indebtedness to the Pledgee.

Any balance after the above deductions shall be returned by the Pledgee to the Pledgors or any other person entitled to it in accordance with relevant laws and regulations, or shall be deposited with the notary office at the Pledgee’s location( with all expenses incurred as a result of such deposit to be assumed by the Pledgee).

4.5           The Pledgee may at its option exercise any of its default remedy rights and powers either concurrently or successively; the Pledgee shall not be required to pursue other default remedies before it exercises the right to auction or sell the Pledged Equity Interest.

Section 5     Costs and Expenses

5.1           All actual costs in connection with the creation of the Equity Interests Pledge under this Agreement, including without limitation stamp duties, any other taxes and all legal fees, shall be borne by each Party respectively.

Section 6     Continuing Guaranty; No Waiver

6.1           The Equity Interests Pledge created under this Agreement shall constitute a continuing security and shall remain valid  until the Contractual Obligations are fully performed or the Secured Indebtedness is fully satisifed. No waiver or grace period granted by the Pledgee with respect to a breach and no delay of Pledgee in exercising any of its rights under the Transaction Documents or this Agreement shall affect any right of the Pledgee to require, under this Agreement, the PRC Laws or the Transaction Documents, strict performance on the part of the Pledgors of the Transaction Documents or this Agreement  at any time thereafter, or any right available to the Pledgee as a result of the Pledgors’ subsequent   breach of the Transaction Documents and/or this Agreement.

Section 7     Representations and Warranties of Pledgors

The Pledgors each represent and warrant to the Pledgee that:

7.1           The Pledgors are PRC citizens with full capacity or limited liability companies duly registered and validly existing under the PRC Laws with independent legal personality, and have legal rights and powers to enter into this Agreement and bear legal obligations thereunder.

7.2           All reports, documents and information provided by the Pledgors to the Pledgee prior to the effective date hereof regarding the Pledgors and all matters prescribed under this Agreement are in all material aspects true, accurate and complete as of the effective date hereof.

7.3           All reports, documents and information provided by the Pledgors to the Pledgee subsequent to the effective date hereof regarding the Pledgors and all matters prescribed under this Agreement are in all material aspects true, accurate and complete when they are provided.

7.4           As of the effective date hereof, the Pledgors are the sole and legal owner of the Pledged Equity Interests, and there are no currently existing dispute on the ownership of the Pledged Equity Interests. The Pledgors have the right to dispose of any and all of such Pledged Equity Interests.

7.5           Other than the security interests created hereunder and the rights created under the Transaction Documents, the Pledged Equity Interest has no other security interests or third party interests or any other restrictions.

7.6           The Pledged Equity Interests may be lawfully  pledged and transferred, and the Pledgors have full rights and powers to pledge the Pledged Equity Interests to the Pledgee in accordance herewith.

7.7           This Agreement, once duly executed by the Pledgors, will constitutes their legal, valid and binding obligations .

7.8           All consents, permissions, waivers, authorizations from any third party or any approvals, licenses, waivers from or registrations or filings with any government authority (if required in accordance with laws) necessary for the execution and performance of this Agreement and the Equity Interests Pledge hereunder have been obtained or completed (except the pledge registration with the administration of industry and commerce, which will be handled as soon as reasonably possible following the execution of this Agreement) and will remain fully valid during the term of this Agreement.

7.9           The Pledgors’ execution and performance of this Agreement does not violate or contravene  any applicable laws, any agreements to which they are a party or which are binding upon their assets, any court judgments, any rulings of arbitration agencies, or any decisions of any administrative authorities.

7.10    The pledge hereunder shall constitute the first ranking security interest upon the Pledged Equity Interests.

7.11    All taxes and costs payable for the acquisition of the Pledged Equity Interests have been fully paid by the Pledgors.

7.12    There are no suits, legal proceedings or claims pending or, to the Pledgors’ knowledge, threatened against the Pledgors or their assets or the Pledged Equity Interests, either before any court or arbitration tribunal, or before any government departments or administrative authorities, which may have a material or adverse effect on the Pledgors’ economic conditions or their ability to perform the obligations under this Agreement or the guaranty obligations.

7.13    The Pledgors hereby warrant to the Pledgee that above representations and warranties will remain true, accurate and complete and will be fully complied with at any time and under any circumstances until all Contractual Obligations are fully performed or the Secured Indebtedness are fully repaid.

Section 8     Representations and Warranties of the Company

The Company represents and warrants to the Pledgee as follows:

8.1           The Company is a limited liability company duly registered and validly existing under the PRC Laws, with independent corporate legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may sue and be sued as an independent party .

8.2           All reports, documents and information provided by the Company to the Pledgee prior to the effective date hereof regarding the Pledged Equity Interests and all matters prescribed under this Agreement are in all material aspects true, accurate and complete as of the effective date hereof.

8.3           All reports, documents and information provided subsequent to the effective date hereof by the Company to the Pledgee regarding the Pledged Equity Interests and all matters prescribed under this Agreement are in all material aspects true, accurate and complete when they are provided.

8.4           This Agreement, once duly executed by the Company, will constitute its legal, valid and binding obligations.

8.5           It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be entered into by it in connection with the transactions contemplated hereunder, and has full power and authority to consummate the transaction contemplated hereunder.

8.6           There are no suits, legal proceedings or claims pending or, to the Company’s knowledge, threatened against the Pledged Equity Interests, the Company or its assets, either before any court or arbitration tribunal, or before any government departments or administrative authorities, which may have a material or adverse effect on the Company’s economic conditions or the Pledgors’ ability to perform the obligations under this Agreement or their guaranty obligations.

8.7           The Company agrees to be held severally and jointly liable to the Pledgee for the representations and warranties made by the Pledgors under Sections 7.4, 7.5, 7.6, 7.8 and 7.10 of this Agreement.

8.8           The Company warrants to the Pledgee that above representations and warranties will remain true, accurate and complete and will be fully complied with at any time and under any circumstances until all Contractual Obligations are fully performed or the Secured Indebtedness are fully repaid.

Section 9     Covenants of the Pledgors

The Pledgors each covenant to the Pledgee as follows:

9.1           Unless otherwise specified under the Option Agreement, without the Pledgee’s prior written consent, the Pledgors will not create or permit to be created any new pledge or any other security interests upon the Pledged Security Interests, and any pledge or security interests upon all or part of the Pledged Security Interests created without the Pledgee’s prior written consent shall be null and void.

9.2           Without prior written notice to and prior written consent from the Pledgee, the Pledgors may not sell, transfer or dispose of the Pledged Equity Interests and any purported sale, transfer or disposal by the Pledgors of the Pledged Equity Interests shall be null and void. The proceeds from the sale, transfer or disposal by the Pledgors of the Pledged Equity Interests shall first be applied towards repaying the Secured Indebtedness to the Pledgee or shall be deposited with a third party agreed upon with the Pledgee.

9.3           If  there occurs any lawsuit, arbitration or claim that may have an adverse effect on the interests of the Pledgors or the Pledgee under the Transaction Documents and this Agreement or on the Pledged Equity Interests, the Pledgors warrant that they shall notify the Pledgee in writing as expeditiously as possible  and in a  timely manner and shall, at the reasonable request of the Pledgee, take all measures necessary to ensure the pledgee rights and interests of the Pledgee to and in the Pledged Equity Interests.

9.4           The Pledgors covenant to complete all registration procedures necessary to extend the business term of the Company within three months prior to the expiry of the Company’s business term such that this Agreement will remain effective.

9.5           The Pledgors may not do or permit to be done any acts or actions likely to have an adverse effect on the interests of the Pledgee under the Transaction Documents and this Agreement or on the Pledged Equity Interests. The Pledgors will waive their rights of first purchase in the event the Pledgee realizes the pledge.

9.6           The Pledgors warrant that they will take at the Pledgee’s reasonable request  all measures and execute all documents (including without limitation any supplementary agreements hereto) necessary to ensure the pledgee rights and interests of the Pledgee on the Pledged Equity Interests and the exercise and realization of such rights.

9.7           If any transfer of the Pledged Equity Interests arises out of the exercise of the pledge hereunder, the Pledgors warrant that they will take all measures to effect such transfer.

9.8           The Pledgors shall ensure that the convening procedures, voting methods and contents of the shareholders’ meetings and the board meetings of the Company convened for the purpose of the execution of this Agreement, the creation of the pledge and the exercise of the pledgee rights will not breach any laws, administrative regulations, the articles of association of the Company or the Transaction Documents.

Section 10                          Covenants of the Company

10.1    If any consents, permissions, waivers, authorizations from any third party or any approvals, licenses, waivers from or registrations or filings with any government authority (if required in accordance with laws) are necessary for the execution and performance of this Agreement and the Equity Interests Pledge hereunder, the Company will use its best efforts to assist in obtaining the same and maintaining their full validity during the term of this Agreement.

10.2    Without the Pledgee’s prior written consent, the Company will not assist or permit the Pledgors to create any new pledge or any other security interests upon the Pledged Security Interests.

10.3    Without the Pledgee’s prior written consent, the Company will not assist or permit the Pledgors to transfer the Pledged Equity Interests.

10.4    If  there occurs any lawsuit, arbitration or claim that may have an adverse effect on Company, the Pledged Equity Interests, or the Pledgee’s interests under the Transaction Documents and this Agreement, the Company warrants that it shall notify the Pledgee in writing as expeditiously as possible  and in a  timely manner and shall, at the reasonable request of the Pledgee, take all measures necessary to ensure the pledgee rights and interests of the Pledgee to and in the Pledged Equity Interests

10.5    The Company covenants to complete all registration procedures necessary to extend its business term within three months prior to the expiry of such term, so that this Agreement will remain effective.

10.6    The Company may not do or permit to be done any acts or actions likely to have an adverse effect on the interests of the Pledgee under the Transaction Documents and this Agreement or on the Pledged Equity Interests.

10.7    The Pledgors will within the first month of each calendar quarter provide the Pledgee with the quarterly financial statements of the Company of the preceding quarter, including without limitation the balance sheet, the income statement and the cash flow statement.

10.8    The Company warrants that it will take at the Pledgee’s reasonable request  all measures and execute all documents (including without limitation any supplementary agreements hereto) necessary to ensure the pledgee rights and interests of the Pledgee on the Pledged Equity Interests and the exercise and realization of such rights

10.9    If any transfer of the Pledged Equity Interests arises out of the exercise of the pledge hereunder, the Company warrant to take all measures to effect such transfer.

Section 11                          Change of Circumstances

11.1    To the extent not inconsistent with the Transaction Documents and the other provisions of this Agreement, if, at any time, due to  an enactment of or changes to any PRC Laws, regulations or rules, or changes to any interpretation or application of such laws, regulations or rules, or changes to applicable registration procedures,  maintaining the effectiveness of this Agreement and/or disposing of the Pledged Equity Interests by means of the methods specified under this Agreement becomes, in the opinion of the Pledgee, illegal or conflicts with such laws, regulations or rules, then  the Pledgors and the Company shall on the written instruction of the Pledgee immediately take any action and/or execute any agreement or other document in accordance with the reasonable requirements of the Pledgee so as to:

(1)      maintain the effectiveness of this Agreement;

(2)      dispose of the Pledged Equity Interests by means of the methods specified under this Agreement; and/or

(3)      maintain or realize the security created or intended to be created under this Agreement.

Section 12                          Effectiveness and Term of this Agreement

12.1    This Agreement shall take effect on the date when it is duly executed by the Parties. The Pledgors shall, acting in good faith, exert every effort to register such Equity Interests Pledge with the competent administration of industry and commerce within the shortest period of time. In furtherance of the foregoing, the Pledgors shall apply to the competent administration of industry and commerce for the registration within three (3) business days of the execution of this Agreement, provided that, if , due to a reason not attributable to the Pledgors, such application fails to be accepted and processed in a timely manner, they shall not be deemed in breach. After this Agreement takes effect, the Pledgors shall, as required by the Pledgee, provide the Pledgee with the pledge registration certification issued by the administration of industry and commerce in a form satisfactory to the Pledgee.

12.2    The term of this Agreement shall last until all Contractual Obligations have been fully performed or the Secured Indebtedness has been fully satisfied .

Section 13                          Notice

13.1    Any notice, request, demand and other correspondences required by or made in accordance with this Agreement shall be served on the relevant Party(ies) in writing.

13.2    The above notices or other correspondences shall be deemed given upon transmission, if sent by facsimile, or upon delivery, if delivered in person, or on the fifth (5) day after posting, if  sent by mail.

Section 14                          Miscellaneous

14.1    The Pledgors and the Company agree that the Pledgee may transfer its rights and/or obligations under this Agreement to any third party immediately upon notice to the Pledgors and the Company; nevertheless, without the Pledgee’s prior written consent, none of the Pledgors or the Company may transfer their rights, obligations or liabilities hereunder to any third party. The successors or permitted assignees (if any) of the Pledgors and the Company  shall continue to perform the respective obligations of the Pledgors and the Company under this Agreement.

14.2    The amount of the Secured Indebtedness determined by the Pledgee at its sole discretion in connection with its exercise of its pledgee rights to the Pledged Equity Interests in accordance with the provisions hereunder shall be the conclusive evidence as to the Secured Indebtedness under this Agreement.

14.3    This Agreement is made in Chinese in five originals, with each Party hereto holding one copy.

14.4    The execution, validity, performance, amendment, interpretation and termination of this Agreement shall all be governed by the PRC Laws.

14.5    Any dispute arising from or in connection with Agreement shall be resolved by the Parties through consultations. If the Parties fail to reach an agreement within thirty (30) days after its occurrence, such dispute shall be brought before the competent people’s court of Hangzhou for adjudication.

14.6    No rights, powers and remedies granted to any Party by any provision herein shall preclude any other rights, powers and remedies such Party is entitled to in accordance with laws and other provisions of this Agreement; and no exercise by a Party of its rights, powers and remedies shall preclude its exercise of any other rights, powers and remedies it is entitled to.

14.7    No failure or delay by a Party to exercise any of its rights, powers and remedies under this Agreement or the laws (the “Party Rights”) shall operate as a waiver of such Party Rights, nor shall any single or partial exercise of any Party Rights preclude any further exercise of such Party Rights or any exercise of any other Party Rights.

14.8    The headings of the sections herein are for reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

14.9    Each provision contained herein shall be severable and independent from other provisions. If at any time any one or more provisions herein become invalid, illegal or unenforceable, the validity, legality or enforceability of all other provisions herein shall not be affected thereby.

14.10 Any amendments or supplements to this Agreement shall be made in writing. Except where the Pledgee transfers its rights hereunder in accordance with Section 14.1 hereof, the amendments or supplements to this Agreement shall become effective only upon their being duly executed by the Parties hereto

14.11 This Agreement shall be binding upon the lawful successors of each Party.

14.12 Concurrently with the execution of this Agreement, each of the Pledgors shall sign a power of attorney (the “Power of Attorney”) authorizing any person designated by the Pledgee to execute on behalf of such Pledgor in accordance with this Agreement any and all legal instruments necessary for the exercise by the Pledgee of its rights hereunder. Such Powers of Attorney shall be kept by the Pledgee and may whenever necessary be delivered by the Pledgee to relevant government authorities.

14.13 Upon execution , this Agreement shall supersede any other legal documents previously executed by the Parties with respect to the same subject matter hereof, including without limitation the Amended and Restated Equity Pledge Agreement executed by the Pledgors, the Pledgee and the Company on February 15, 2015. The Parties agree that if,  in accordance with the then-current requirements of the registration authority, an equity pledge agreement in form and substance of a different kind  must be entered into for the purpose of registering the pledge hereunder with the registration authority, such agreement shall not be deemed as any substitute of or amendment to this Agreement. In the event of any conflict or contradiction between said agreement and this Agreement, this Agreement shall govern and control.

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[Signature Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and at the place first above written.

Wei Chen

Signature:	/s/ Wei Chen

Lili He

Signature:	/s/ Lili He

Hangzhou Ali Venture Capital Co., Ltd.

(Seal)

Zhejiang BEST Technology Co., Ltd.

(Seal)

Authorized Signatory: /s/ Shao-Ning Johnny Chou

Hangzhou BEST Network Technologies Co., Ltd.

(Seal)

Schedule I

Company basic information

Company Name:	Hangzhou BEST Network Technologies Co., Ltd.

Registered Address:	Commercial Unit 16-17, Chang Jiang Xi Yuan, Binjiang District, Hangzhou

Registered Capital:	RMB13,779,800

Legal Representative:	Wei Chen

Shareholding Structure:

Wei Chen	RMB5,000,000	36.2850%	Cash
Lili He	RMB5,000,000	36.2850%	Cash
Hangzhou Ali Venture Capital Co., Ltd.	RMB3,779,800	27.4300%	Cash

Total	RMB13,779,800	100%